SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 31, 2007

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-4858 (Commission File Number)	13-1432060 (I.R.S. Employer Identification No.)

521 West 57th Street, New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)

Registrant’s telephone number, including area code (212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of International Flavors & Fragrances Inc. (“IFF” or the “Company”) dated October 31, 2007 reporting IFF’s financial results for the third quarter ended September 30, 2007.

Non-GAAP financial measures: To supplement the Company’s financial results presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses, and has also included in the attached press release or as part of its web cast, certain non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures as disclosed by the Company may also be calculated differently from similar measures disclosed by other companies. To ease the use and understanding of our supplemental non-GAAP financial measures, the Company includes the most directly comparable GAAP financial measure.

The Company discloses, and management internally monitors, the sales performance of international operations on a basis that eliminates the positive or negative effects that result from translating foreign currency sales into U.S. dollars. Management uses this constant dollar measure because it believes that it enhances the assessment of the sales performance of its international operations and the comparability between reporting periods.

The Company uses certain non-GAAP financial operating measures which exclude (i) a 2007 curtailment charge resulting from changes made to the Company’s U.S. defined benefit pension plan, (ii) other income in 2006 that primarily consists of gains on disposition of assets, (iii) a 2006 insurance recovery relating to a product contamination issue and (iv) restructuring charges. The Company also uses a non-GAAP Selling and Administrative financial measure which excludes the insurance recovery. Management uses these financial measures in preparing operating plans, evaluating actual performance and assessing historical performance over reporting periods, assessing management performance and assessing operating performance against other companies. This information also aids management and the Board of Directors in decision-making and allocation of resources. A material limitation of these financial measures is that such measures do not reflect actual GAAP amounts, an asset disposition gain and an insurance recovery include actual cash inflows and restructuring charges include in part actual cash outlays. Management compensates for such limitations by clarifying that these measures are only one operating metric used for internal financial analysis and planning purposes and should not be considered in isolation, and by providing the corresponding GAAP financial measure.

The Company also uses a non-GAAP financial measure which excludes the benefit of a 2007 tax ruling relating to prior years. Management believes that given the unique nature of this item, including information without the impact of this tax benefit, is more representative of the Company’s operational performance and effective tax rate and may assist investors in evaluating the Company’s period to period financial results, in a manner consistent with how management evaluates such performance. A material limitation of this financial measure is that this tax benefit reflects an actual accounting and cash benefit realized and does not reflect the actual GAAP amount. Management compensates for such limitation by clarifying that this measure is only one operating metric and is used for internal financial analysis and planning purposes and should not be considered in isolation, and by providing the corresponding GAAP financial measure.

The Company also uses a non-GAAP financial measure which excludes the effect in 2005 of the American Jobs Creation Act of 2004 (AJCA). Management believes that given the unique nature of this item, including this information without the impact of such repatriation, is more representative of the Company’s operational performance and effective tax rate and may assist investors in evaluating the Company’s period to period financial results, in a manner consistent with how management has evaluated such performance.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release of International Flavors & Fragrances Inc., dated October 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.
Dated: October 31, 2007	By:	/s/ Douglas J. Wetmore
Name: Douglas J. Wetmore
Title: Senior Vice President and Chief Financial Officer